SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Act of 1934

Date of Report (Date of earliest event reported) January 22, 1997

USBANCORP, Inc.
(exact name of registrant as specified in its charter)

Pennsylvania        0-12204        25-1424278
(State or other     (Commission    (I.R.S. Employer
jurisdiction        File Number)   Identification No.)
of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901
(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A
(Former name or former address, if changed since last report.)



                                 Form 8-K

Item 5. Other Events.

     USBANCORP, Inc. (the "Registrant") announced on January 22, 1997, that effective February 1, 1997, Jeffrey A. Stopko has been promoted to Senior Vice President and Chief Financial Officer. For more detail on this promotion see the USBANCORP, Inc. Bulletin attached as Exhibit #99.1.


Exhibits
--------

Exhibit 99.1 USBANCORP, Inc. Bulletin dated January 22, 1997 announcing that effective February 1, 1997, Jeffrey
               A. Stopko has been promoted to Senior Vice President and Chief Financial Officer.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


USBANCORP, Inc.

/s/Jeffrey A. Stopko
Jeffrey A. Stopko
Senior Vice President, Chief
Financial Officer & Manager
of Corporate Services

Date: March 19, 1997

Exhibit 99.1


To:       ALL EMPLOYEES OF USBANCORP, INC. AND ITS SUBSIDIARIES

FROM:     TERRY K. DUNKLE, CHAIRMAN, PRESIDENT & CEO OF USBANCORP

          ORLANDO B. HANSELMAN, EXECUTIVE VICE PRESIDENT OF
          USBANCORP; PRESIDENT & CEO OF U.S. BANK

DATE:     JANUARY 22, 1997

SUBJECT:  PROMOTION OF JEFFREY A. STOPKO, CPA


It is our pleasure to announce the promotion, effective February 1, 1997, of our colleague Jeff Stopko to Senior Vice President and Chief Financial Officer of USBANCORP, Inc.. Jeff began his finance and accounting career at Price Waterhouse in Pittsburgh in 1984, after graduation from Bucknell University with a B.S. Degree in Accounting, magna cum laude. In addition to both being Bucknell alumni, Jeff and Orlando worked together at Price Waterhouse.
Jeff, a Certified Public Accountant, joined our Company in April 1987 serving in several progressive finance and accounting positions, most recently as Vice President and Chief Accounting Officer.

In his new role, Jeff will be responsible for shareholder relations and boards of director financial presentations. Jeff will also continue to direct all financial reporting, asset/liability management, and general services. As our Chief Financial Officer, Jeff will maintain his direct reporting relationship to Orlando and will remain an active leader on the U.S. Bank Guiding Coalition and an advisor to both our Western Region banks and Standard Mortgage Company.